As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-140479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0494995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Courageous Drive, League City, Texas	77573-3925
(Address of principal executive offices)	(Zip Code)

EAGLE BROADBAND, INC. 2007 STOCK OPTION AND STOCK BONUS PLAN
(Full title of the plan)

David Micek

President & Chief Executive Officer

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573-3925

(Name and address of agent for service)

(281) 538-6000

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Adams, Esq.

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573-3925

(281) 538-6000

EXPLANATORY NOTE

Eagle Broadband, Inc. is filing this post-effective amendment to correct the Registration Statement on Form S-8 filed on February 6, 2007 (File No. 333-140479).  In that filing Exhibit 4.1, the 2007 Stock Option and Stock Bonus Plan, was inadvertently excluded.

Item 8.

Exhibits

Exhibit Number	Description

4.1	2007 Stock Option and Stock Bonus Plan of Eagle Broadband, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas on April 5, 2007.

Eagle Broadband, Inc.

By:	/s/ DAVID MICEK
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ DAVID MICEK	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Accounting and Financial Officer)	April 5, 2007
David Micek

/s/ ROBERT BACH	Director	April 5, 2007
Robert Bach

/s/ GLENN A. GOERKE	Director	April 5, 2007
Glenn A. Goerke

/s/ C. J. REINHARTSEN	Director	April 5, 2007
C. J. Reinhartsen

/s/ LORNE E. PERSONS, JR.	Director	April 5, 2007
Lorne E. Persons, Jr.

/s/ JAMES D. YARBROUGH	Director	April 5, 2007
James D. Yarbrough